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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                  FORM 8-K/A
                               (Amendment No. 2)

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported)   February 2, 1999
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                        TIS MORTGAGE INVESTMENT COMPANY
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            (Exact name of registrant as specified in its charter)


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
         MARYLAND                            1-10004                            94-3067889
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(State or Other Jurisdiction             (Commission File                     (IRS Employer
 of Incorporation)                          Number)                         Identification No.)
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655 Montgomery Street, Suite 800, San Francisco, California              94111
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   (Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:   (415) 393-8000
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                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.    Acquisition or Disposition of Assets.

     On February 2, 1999, TIS Mortgage Investment Company (the "Company") acquired all the shares of Novato Markets, Inc. ("Novato") from Pacific Securitization, Inc. ("Pacific"), in exchange for 1,613,070 shares (the "Shares") of Common Stock of the Company (or approximately 18.1% of its outstanding shares after giving effect to the transaction discussed in Item 5 of this Report), pursuant to an Agreement and Plan of Reorganization dated as of February 1, 1999, between the Company and Pacific (the "Exchange Agreement"). Pacific is indirectly principally owned by Lorraine O. Legg, the President and Chief Executive Officer and a director of the Company, and Patricia M. Howe, a director of the Company. The Company's acquisition of Novato and the transaction discussed in Item 5 of this Report were approved by the Company's Board of Directors and, specifically, by directors with no financial interest in or other relationship to Pacific or its owners.

     Through a wholly-owned subsidiary, Novato owns a shopping center located in Rohnert Park, California, named Mountain Shadows Plaza, and owns a shopping center subject to a ground lease in Petaluma, California, named Midtown Center. The shopping centers have a combined commercial and retail space totaling approximately 80,000 square feet. Mountain Shadows Plaza consists of three buildings and is anchored by a large grocery store. Midtown Center consists of a single building. Currently, the shopping centers have only one vacancy (consisting of approximately 1,500 square feet), out of a total of 28 tenant spaces. The Company intends to continue operating the shopping centers.

     The Shares were issued to Pacific under an exemption to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, the Shares are "restricted securities," as defined in Rule 144 of the Securities Act, and are not freely transferable. The Company granted Pacific one-time demand registration rights with respect to the Shares for the period beginning June 30, 1999 and ending February 2, 2001. It also granted Pacific piggy-back registration rights in the event that the Company files a registration statement under the Securities Act in connection with the proposed offer and sale for cash of shares of Common Stock by it or by any of its stockholders.

     In analyzing the share exchange, the directors of the Company who had no financial interest in the transaction or relationship with Pacific or its owners acknowledged among other things that, because the Company's stock was no longer traded on a major stock exchange and was thinly traded, recent quoted market prices might not reflect the full value of the Shares. In analyzing the value of the underlying assets acquired in the share exchange, the disinterested directors considered, among other things, prior appraisals, local capitalization rates, indebtedness, the quality and condition of the assets and developments affecting the assets since the date of such appraisals.

     The Company determined the fair value of the underlying assets acquired in the share exchange to be $8,527,000, on the basis of appraisals of the assets by independent appraisers. The net asset value of $2,443,000 was then determined by reducing the fair value of $8,527,000 by the $5,984,000 in mortgage debt assumed and the $100,000 in current liabilities on or related to the assets. In accordance with generally accepted accounting principles, the assets and

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liabilities acquired in the share exchange were recorded at their respective fair values, and the Shares issued to Pacific were recorded at the net asset value of $2,443,000 (or approximately $1.51 per share). The closing price of the Company's common stock as reported in the over-the-counter market for February 1, 1999 (the Pacific Exchange reported no trades in the common stock for February 1 or 2, 1999 and the over-the-counter market reported no trades in the Common Stock for February 2, 1999), was $0.8125 per share.

     The share exchange is intended to be a tax free reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended.

     Prior to the closing of the share exchange, Novato caused its wholly-owned subsidiary to transfer to Pacific all its rights under a lease, with option to purchase, with Ignacio Properties, LLC, relating to the Ignacio Center in Novato, California (the "Ignacio Property"), and Pacific agreed to assume all the obligations of the subsidiary under the lease and option. The Company, Novato, Novato's wholly-owned subsidiary and Pacific then entered into an Agreement dated as of February 1, 1999, whereby the parties clarified their respective rights and obligations relating to the Ignacio Property and the Company's rights to an escrow established when Pacific originally acquired Novato. Anthony H. Barash controls Ignacio Properties, LLC and subsequent to this transaction became a director of the Company.

     See Item 5 of this Report for additional information regarding values related to this transaction. Copies of the Exchange Agreement and the related Agreement are attached to this Report as Exhibits 2.1 and 2.2. The foregoing descriptions of the Exchange Agreement and the related Agreement are qualified in their entirety by reference to the full text of those agreements.



                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Amendment No. 2 to Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 1, 1999
                                      TIS Mortgage Investment Company

                                      By /s/ Lorraine O. Legg
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                                        Lorraine O. Legg
                                        President and Chief Executive Officer

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